EXHIBIT 99.3

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

(as amended November 18, 2010)

for deposit of common shares
CREAM MINERALS LTD.
Pursuant to the Offer dated October 4, 2010,
as amended by Notice of Change, Variation and Extension
dated November 18, 2010, by
ENDEAVOUR SILVER CORP.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 2:00 P.M. (PACIFIC TIME) ON DECEMBER 6, 2010 UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (THE “EXPIRY TIME”).

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

(1)          YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATE(S) TO THE DEPOSITARY BEFORE THE EXPIRY TIME; OR

(2)          YOU PREVIOUSLY DEPOSITED COMMON SHARES PURSUANT TO A NOTICE OF GUARANTEED DELIVERY IN CONNECTION WITH THE ORIGINAL OFFER FOR CASH, BUT HAVE NOT YET
       DEPOSITED YOUR SHARE CERTIFICATE  AND LETTER OF TRANSMITTAL (AND ARE NOT YET IN A POSITION TO DO SO) AND NOW WISH TO CHOOSE THE SHARE ELECTION UNDER
       THE AMENDED OFFER.

NOTE:    Shareholders to have validly deposited and not withdrawn their Shares under the original Offer for cash pursuant to a previous Notice of Guaranteed Delivery do not need to take further action to accept the amended Offer for the Cash Election (other than to deposit the related share certificate and a Letter of Transmittal) and will automatically be entitled to receive under the amended Offer the increased consideration of Cdn.$0.14 per Share under the Cash Election.

This Notice of Guaranteed Delivery must be used to accept the offer dated October 4, 2010, as amended by a Notice of Change and Extension dated November 8, 2010 and a Notice of Change, Variation and Extension dated November 18, 2010 (as amended, the “Offer”) made by Endeavour Silver Corp. (the “Offeror”) for common shares of Cream Minerals Ltd. (“Cream”), including common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the conversion, exchange or exercise of any securities of Cream that are convertible into or exchangeable or exercisable for common shares (collectively, the “Shares”), if a certificate(s) representing the Shares to be deposited is/are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiry Time of the Offer.  This Notice of Guaranteed Delivery may be delivered by hand, couriered, transmitted by electronic facsimile or mailed to the Depositary only at its office in Vancouver, British Columbia.

The terms and conditions of the Offer and Letter of Transmittal are incorporated by reference into this Notice of Guaranteed Delivery.  Capitalized terms used but not defined in this Notice of Guaranteed Delivery that are defined in the Offer and related Circular shall have the respective meanings set out in the Offer and Circular.

The Depositary, Information Agent or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery (see the last page of the Offer and Circular for addresses and telephone numbers for the Depositary and Information Agent).  Persons whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

As set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery”, if a holder of Shares (a “Shareholder”) wishes to deposit Shares pursuant to the Offer and (i) the certificate or certificates representing such Shares are not immediately available, (ii) the holder of Shares cannot complete the procedure for book-entry transfer of the Shares on a timely basis, or (iii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Shares may nevertheless be deposited validly under the Offer by utilizing the procedures contemplated by the Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)	such deposit is made only at the office of the Depositary in Vancouver, British Columbia by or through an Eligible Institution;

(b)
a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile copy thereof), including a guarantee to deliver by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary at its office in Vancouver, British Columbia prior to the Expiry Time; and

(c)
the certificate(s) representing all deposited Shares in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received at the Vancouver, British Columbia office of the Depositary at or prior to 2:00 p.m. (Pacific time) on the third trading day on the TSX Venture Exchange (“TSX-V”) after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary.  Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in the United States.

THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, COURIERED, TRANSMITTED BY ELECTRONIC FACSIMILE OR MAILED TO THE DEPOSITARY ONLY AT ITS OFFICE IN VANCOUVER, BRITISH COLUMBIA AS SPECIFIED ABOVE AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN THE VANCOUVER, BRITISH COLUMBIA OFFICE OF THE DEPOSITARY AS SET OUT ABOVE SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL.  IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN VANCOUVER, BRITISH COLUMBIA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary, at its office in Vancouver, British Columbia of: (i) the certificate(s) representing the Shares; (ii) the Letter of Transmittal (or a manually executed facsimile copy thereof), properly completed and duly executed, with any signatures guaranteed, if so required, and (iii) all other documents required by the Letter of Transmittal before 2:00 p.m. (Pacific time) on the third trading day on the TSX-V after the date on which the Expiry Time occurs.  The undersigned also understands and acknowledges that under no circumstances will interest or other amounts accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary before the Expiry Time, even if the Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made until after the take-up and payment for the Shares under the Offer.

This Notice of Guaranteed Delivery supersedes any previously dated Notice of Guaranteed Delivery in respect of the Shares deposited with this Notice of Guaranteed Delivery.  All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by all applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NOTICE OF GUARANTEED DELIVERY

TO:	ENDEAVOUR SILVER CORP.

AND TO:	VALIANT TRUST COMPANY, as Depositary, at its office set out herein.

By Mail, Registered Mail, Hand or Courier

#600-750 Cambie Street
Vancouver, British Columbia
Canada  V6B 0A2
Attention: Reorganization Department
By Fax : 1-604-681-3067

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via a facsimile number, other than as set forth above does not constitute a valid delivery.

The undersigned hereby deposits with the Depositary, upon the terms and subject to the conditions set forth in the Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery”.

CREAM MINERALS LTD. COMMON SHARES (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the below form.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print or type and fill in exactly as name(s) appear(s) on certificate)	Number of Shares Represented by Certificate	Number of Shares Deposited*

TOTAL:

*Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited.

ELECTION FOR CASH OR SHARES

Pursuant to the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Shares represented by the certificate(s) listed in the boxes above.  Shareholders may elect to receive either the cash (Choice A) or common shares of the Offeror (“Endeavour Shares”) (Choice B).

Shareholders may choose only ONE of the choices below:

❑          Choice A – The CASH ELECTION
Shareholders who check this box will receive Cdn.$0.14 in cash for each Share deposited under this Choice A.

❑          Choice B – The SHARE ELECTION
Shareholders who check this box will receive 0.02575 of an Endeavour Share for each Share deposited under this Choice B.

Shareholders who have validly deposited and not withdrawn their Shares under the Offer do not need to take further action to accept the Offer for the Cash Election and will automatically be entitled to receive under the Offer the increased consideration of Cdn.$0.14 per Share pursuant to the Cash Election.

If a Shareholder does not properly elect either the Cash Election or the Share Election with respect to any Shares deposited by the Shareholder pursuant to the Offer, such Shareholder will be deemed to have elected the Cash Election.

Fractional Endeavour Shares will not be issued in connection with the Offer.  Where on any date of take-up under the Offer a Shareholder is to receive Endeavour Shares as consideration pursuant to the Offer and the aggregate number of Endeavour Shares to be issued to such Shareholder would result in a fraction of an Endeavour Share being issuable, the number of Endeavour Shares to be received by such Shareholder shall be rounded down to the nearest whole number.  See Section 1 of the Offer, “The Offer”.

An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in a Letter of Transmittal.

CURRENCY OF PAYMENT

❒ I have elected Choice A-The Cash Election above and wish to receive payment of consideration payable under the Offer in U.S. dollars based upon the exchange rate set forth in Section 3 of the Offer, “Manner of Acceptance–Currency of
    Payment”.     A Shareholder who does not check the box above will receive payment of consideration under the Offer in Canadian dollars.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s) Address(es)

Name (Please print)

SIN/SSN Postal Code/Zip Code

Date Daytime Telephone Number

GUARANTEE OF DELIVERY
The undersigned, an Eligible Institution, guarantees delivery to the Depositary of the certificate(s) representing the Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or a manually signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all on or before 2:00 p.m. (Pacific time) on the third trading day on the TSX Venture Exchange after the date on which the Expiry Time occurs.

Name of Firm:	Authorized Signatory:

Address of Firm:	Name:
_______________________________________	(Please print)
Title:

Telephone Number:	Dated: